Board of Directors
The Gabelli Investor
Funds, Inc. (consisting
of The Gabelli ABC Fund)


In planning and performing our audit of the financial statements of The Gabelli Investor
Funds,
Inc. for the year ended December 31, 1997, we considered
 its internal control structure, including procedures
 for safeguarding securities in order to
determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of The Gabelli Investor Funds, Inc.
 is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of
   internal control structure policies and
                 procedures.
Two of the objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are
safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any
internal control structure, errors or
irregularities may occur and
not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure would
   not necessarily disclose all matters in the
                internal control
 structure that might be material weaknesses under standards established by the American
Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1997.

This report is intended solely for the
information and use of management and
the Securities and Exchange Commission.



New York, New York
February 26 1998